Exhibit 99.1

Contact: Tracy McLauchlin, CFO

IES Holdings, Inc.

713-860-1500

FOR IMMEDIATE RELEASE

IES Holdings Reports Fiscal 2020 Third Quarter Results

- Revenue of $293 million, an increase of 4% year-over-year

- Operating income of $14 million, an increase of 37% year-over-year

- Net Income Per Share of $0.58 and Adjusted Net Income Per Share of $0.61

HOUSTON — August 7, 2020 — IES Holdings, Inc. (or “IES” or the “Company”) (NASDAQ: IESC) today announced financial results for the quarter ended June 30, 2020.

Third Quarter 2020 Highlights

•	Revenue of $293 million for the third quarter of fiscal 2020, an increase of 4% compared with $283 million for the same quarter of fiscal 2019

•	Operating income of $14.1 million for the third quarter of fiscal 2020, an increase of 37% compared with $10.2 million for the same quarter of fiscal 2019

•

Net income attributable to IES of $12.3 million, or $0.58 per diluted share, for the third quarter of fiscal 2020, compared with $11.0 million, or $0.52 per diluted share, for the same quarter of fiscal 2019

•

Adjusted net income attributable to IES (a non-GAAP financial measure, as defined below) increased 38% to $12.8 million, or $0.61 per diluted share, for the third quarter of fiscal 2020, compared with $9.3 million, or $0.44 per diluted share, for the same quarter of fiscal 2019

•	Remaining performance obligations, a GAAP measure of future revenue to be recognized from current contracts with customers, of approximately $523 million as of June 30, 2020

•	Backlog (a non-GAAP financial measure, as defined below) of approximately $597 million as of June 30, 2020

Nine Months 2020 Highlights

•	Revenue of $860 million for the first nine months of fiscal 2020, an increase of 10% compared with $783 million for the same period of fiscal 2019

•	Operating income of $35.7 million for the first nine months of fiscal 2020, an increase of 28% compared with $27.9 million for the same period of fiscal 2019

•

Net income attributable to IES of $27.0 million, or $1.26 per diluted share, for the first nine months of fiscal 2020, compared with $23.3 million, or $1.09 per diluted share, for the same period of fiscal 2019

•

Adjusted net income attributable to IES increased 24% to $32.1 million, or $1.52 per diluted share, for the first nine months of fiscal 2020, compared with $25.9 million, or $1.21 per diluted share, for the same period of fiscal 2019

Management Commentary

“First and foremost, I am proud of the perseverance and determination that our team has displayed since the emergence of COVID-19,” said Jeffrey Gendell, Chairman and Interim Chief Executive Officer. “Our strong culture manifested itself in how the entire IES family rallied around each other, our customers and our communities by supporting critical infrastructure, ranging from data centers to housing, all while adhering to rigorous health and safety guidelines and regulations.

“The Company performed well during the third quarter, with consolidated revenue and operating income increasing 4% and 37%, respectively, over the same quarter last year. While revenue growth was constrained by COVID-19, which delayed several construction and maintenance projects, the majority of our end markets proved to be resilient and our segments have done a great job of managing staffing levels. Our Residential, Communications and Infrastructure Solutions segments all had meaningful operating margin improvement compared with both the same quarter last year and the second quarter of this fiscal year as we benefited from increased operating leverage. In particular, our Residential segment’s revenue grew 34% compared to the same quarter last year as demand for our single-family and multi-family lines of business continues to be strong. Additionally, our Communications and Infrastructure Solutions segments had solid quarters, benefiting from their strategic exposure to data center customers and projects. I am also pleased to report that our two most recent acquisitions, Aerial Lighting & Electric and Plant Power & Control Systems, are off to strong starts and am thrilled to have both teams join the IES family.

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“We continue to work on profitability improvements in our Commercial & Industrial segment. We are actively executing an improvement plan that is focused on cost reductions in purchased materials and overhead, improved project oversight and tracking, and enhanced sales strategies. During the third quarter, Commercial & Industrial was negatively impacted by disruptions caused by COVID-19, ongoing project execution difficulties on certain projects, a charge related to a commercial dispute, and costs incurred in connection with changes to our organization structure. Looking ahead, we expect to continue to experience some COVID-related project delays and a competitive market, but we are optimistic about the long-term outlook for this segment.”

Tracy McLauchlin, Chief Financial Officer, added, “We ended the third quarter with $36 million of cash after repaying in full outstanding borrowings on our revolving credit facility, reflecting our strong results and cash flow generation in the quarter, despite the uncertainties related to COVID-19. With our backlog of $597 million, an increase of $51 million from a year ago, strong liquidity position, and disciplined capital allocation philosophy, we believe that we are well-positioned to execute on our long-term growth strategy, while helping to position the Company to manage through times of economic uncertainty.”

Net Operating Loss Carryforwards

The Company estimates that it has available Net Operating Loss Carryforwards (NOLs) for U.S. federal income tax purposes of approximately $306 million at September 30, 2019, including approximately $144 million resulting from net operating losses on which a deferred tax asset is not recorded. The Company’s common stock is subject to a Rights Plan dated November 8, 2016, which is intended to assist in limiting the number of 5% or more owners of the Company’s common stock and thereby reduce the risk of a possible “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended. Any such “ownership change” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. There is no guarantee that the Rights Plan will achieve the objective of preserving the value or realization of the NOLs.

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Stock Buyback Plan

In 2015, the Company’s Board of Directors authorized and announced a stock repurchase program for purchasing up to 1.5 million shares of our common stock from time to time, and on May 2, 2019, authorized the repurchase of up to an additional 1.0 million shares. During the quarter ended June 30, 2020, the Company repurchased 26,711 shares at an average price of $20.29 per share, and for year-to-date fiscal 2020, the Company repurchased 224,959 shares at an average price of $22.32 per share. The Company had 1,032,026 shares remaining under its stock repurchase authorization at June 30, 2020.

Non-GAAP Financial Measures and Other Adjustments

This press release includes adjusted net income attributable to IES, adjusted earnings per share attributable to IES, and backlog, and, in the non-GAAP reconciliation tables included herein, adjusted EBITDA and adjusted net income before taxes, each of which is a financial measure not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Management believes that these measures provide useful information to our investors by, in the case of adjusted net income attributable to IES, adjusted earnings per share attributable to IES, adjusted EBITDA and adjusted net income before taxes, distinguishing certain nonrecurring events such as litigation settlements or significant expenses associated with leadership changes, or noncash events, such as our valuation allowances release and write-down of our deferred tax assets, or, in the case of backlog, providing a common measurement used in IES’s industry, as described further below, and that these measures, when reconciled to the most directly comparable GAAP measures, help our investors to better identify underlying trends in the operations of our business and facilitate easier comparisons of our financial performance with prior and future periods and to our peers. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial tables included in this press release.

Remaining performance obligations represent the unrecognized revenue value of our contract commitments. While backlog is not a defined term under GAAP, it is a common measurement used in IES’s industry and IES believes this non-GAAP measure enables it to more effectively forecast its future results and better identify future operating trends that may not otherwise be apparent. IES’s remaining performance obligations are a component of IES’s backlog calculation, which also includes signed agreements and letters of intent which we do not have a legal right to enforce prior to work starting. These arrangements are excluded from remaining performance obligations until work begins. IES’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

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For further details on the Company’s financial results, please refer to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2020, to be filed with the Securities and Exchange Commission (“SEC”) by August 7, 2020, and any amendments thereto.

About IES Holdings, Inc.

IES is a holding company that owns and manages operating subsidiaries that provide electrical contracting and other infrastructure services to a variety of end markets, including data centers, residential housing, and commercial and industrial facilities. Our approximately 5,500 employees serve clients in the United States. For more information about IES, please visit www.ies-co.com.

Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the impact of the COVID-19 outbreak or future epidemics on our business, including the potential for job site closures or work stoppages, supply chain disruptions, construction delays, reduced demand for our services, or our ability to collect from our customers; the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership or a change in the federal tax rate; the potential recognition of valuation allowances or write-downs on deferred tax assets; the inability to carry out plans and strategies as expected, including our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy, or the subsequent underperformance of those acquisitions; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction or the housing market, seasonality and differing regional economic conditions; and our ability to successfully manage projects, as well as other risk factors discussed in this document, in the Company’s annual report on Form 10-K for the year ended September 30, 2019 and in the Company’s other reports on file with the SEC. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about IES Holdings, Inc. can be found at http://www.ies-co.com under “Investor Relations.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

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IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019
Revenues	$293.1	$282.6	$860.4	$783.4
Cost of services	234.8	236.2	700.6	652.2

Gross profit	58.3	46.4	159.8	131.2
Selling, general and administrative expenses	44.3	36.3	124.2	103.5
Contingent consideration	—	(0.2)	—	(0.3)
Gain on sale of assets	—	—	—	0.1

Operating income	14.1	10.2	35.7	27.9

Interest expense	0.3	0.5	0.8	1.5
Other (income) expense, net	(0.2)	(0.1)	0.2	(0.1)

Income from operations before income taxes	14.0	9.8	34.7	26.5
Provision for (benefit from) income taxes	1.7	(1.2)	7.6	3.0

Net income	12.3	11.1	27.1	23.5

Net income attributable to noncontrolling interest	(0.1)	(0.1)	(0.1)	(0.1)

Net income attributable to IES Holdings, Inc.	$12.3	$11.0	$27.0	$23.3

Earnings per share attributable to IES Holdings, Inc.:
Basic	$0.58	$0.52	$1.28	$1.10
Diluted	$0.58	$0.52	$1.26	$1.09
Shares used in the computation of earnings per share:
Basic (in thousands)	20,728	21,043	20,820	21,140
Diluted (in thousands)	20,997	21,301	21,084	21,382

IES HOLDINGS, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE

TO IES HOLDINGS, INC. AND ADJUSTED EARNINGS PER SHARE

ATTRIBUTABLE TO IES HOLDINGS, INC.

(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019
Net income attributable to IES Holdings, Inc.	$12.3	$11.0	$27.0	$23.3
Provision for (benefit from) income taxes	1.7	(1.2)	7.6	3.0

Adjusted net income before taxes	14.0	9.8	34.6	26.4
Current tax expense (1)	(1.2)	(0.5)	(2.5)	(1.3)
Severance expense	—	—	—	0.8

Adjusted net income attributable to IES Holdings, Inc.	$12.8	$9.3	$32.1	$25.9

Adjusted earnings per share attributable to IES Holdings, Inc.:
Basic	$0.62	$0.44	$1.54	$1.23
Diluted	$0.61	$0.44	$1.52	$1.21
Shares used in the computation of earnings per share:
Basic (in thousands)	20,728	21,043	20,820	21,140
Diluted (in thousands)	20,997	21,301	21,084	21,382

(1)	Represents the tax expense for the current period which will be paid in cash and not offset by the utilization of deferred tax assets

IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	June 30,	September 30,
	2020	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$35.8	$18.9
Accounts receivable:
Trade, net of allowance	189.8	186.3
Retainage	38.4	29.2
Inventories	25.3	21.5
Costs and estimated earnings in excess of billings	25.8	29.9
Prepaid expenses and other current assets	11.1	10.6

Total current assets	326.3	296.5

Property and equipment, net	25.3	25.7
Goodwill	60.5	50.6
Intangible assets, net	42.2	26.6
Deferred tax assets	33.4	40.9
Operating right of use assets	32.6	—
Other non-current assets	5.1	4.9

Total assets	$525.3	$445.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$166.6	$152.9
Billings in excess of costs and estimated earnings	56.2	40.6

Total current liabilities	222.8	193.5

Long-term debt	0.3	0.3
Operating long-term lease liabilities	21.6	—
Other non-current liabilities	7.2	1.9

Total liabilities	251.8	195.7

Noncontrolling interest	2.8	3.3
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	0.2	0.2
Treasury stock, at cost	(16.2)	(12.5)
Additional paid-in capital	194.0	192.9
Retained earnings	92.6	65.6

Total stockholders’ equity	270.7	246.2

Total liabilities and stockholders’ equity	$525.3	$445.3

IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Nine Months Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$27.1	$23.5
Adjustments to reconcile to net cash provided by operating activities:
Bad debt expense	1.7	0.2
Deferred financing cost amortization	0.3	0.2
Depreciation and amortization	8.8	7.2
Loss on sale of assets	—	0.1
Non-cash compensation expense	2.8	1.5
Deferred income taxes	5.0	3.0
Changes in operating assets and liabilities:
Accounts receivable	(2.0)	(25.2)
Inventories	(3.3)	(3.5)
Costs and estimated earnings in excess of billings	4.6	(3.4)
Prepaid expenses and other current assets	(8.8)	(3.6)
Other non-current assets	0.5	(0.9)
Accounts payable and accrued expenses	0.2	20.1
Billings in excess of costs and estimated earnings	14.4	2.0
Other non-current liabilities	4.3	(1.1)

Net cash provided by operating activities	55.6	20.3

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3.7)	(5.2)
Proceeds from sale of assets	0.1	0.1
Cash paid in conjunction with business combinations	(29.0)	—

Net cash used in investing activities	(32.6)	(5.1)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of debt	592.6	22.5
Repayments of debt	(592.6)	(42.3)
Cash paid for finance leases	(0.1)	—
Distribution to noncontrolling interest	(0.6)	(0.1)
Purchase of treasury stock	(5.4)	(8.3)

Net cash used in financing activities	(6.1)	(28.3)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	16.9	(13.1)
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of period	18.9	26.2

CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of period	$35.8	$13.1

IES HOLDINGS, INC. AND SUBSIDIARIES

OPERATING SEGMENT STATEMENT OF OPERATIONS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019
Revenues
Commercial & Industrial	$56.8	$75.4	$190.5	$227.9
Communications	96.5	90.4	276.8	230.2
Infrastructure Solutions	31.9	36.1	92.5	100.0
Residential	107.9	80.7	300.7	225.2

Total revenue	$293.1	$282.6	$860.4	$783.4

Operating income (loss)
Commercial & Industrial	$(4.2)	$(0.6)	$(8.9)	2.8
Communications	9.4	7.0	23.6	16.3
Infrastructure Solutions	3.8	3.7	9.4	7.9
Residential	8.9	4.6	22.5	12.3
Corporate	(3.9)	(4.4)	(11.0)	(11.3)

Total operating income	$14.1	$10.2	$35.7	$27.9

IES HOLDINGS, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF ADJUSTED EBITDA

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019
Net income attributable to IES Holdings, Inc.	$12.3	$11.0	$27.0	$23.3
Provision for (benefit from) income taxes	1.7	(1.2)	7.6	3.0
Interest & other expense, net	—	0.4	1.0	1.4
Depreciation and amortization	3.2	2.4	8.8	7.2

EBITDA	$17.2	$12.5	$44.4	$35.0
Non-cash equity compensation expense	1.2	0.8	2.8	1.5
Severance expense	—	—	—	0.8

Adjusted EBITDA	$18.4	$13.3	$47.2	$37.3

IES HOLDINGS, INC. AND SUBSIDIARIES

SUPPLEMENTAL REMAINING PERFORMANCE OBLIGATIONS AND NON-GAAP RECONCILIATION OF BACKLOG DATA

(DOLLARS IN MILLIONS)

(UNAUDITED)

	June 30,	March 31,	June 30,
	2020	2020	2019
Remaining performance obligations	$523	$469	$487
Agreements without an enforceable obligation (1)	74	118	59

Backlog	$597	$587	$546

(1)

Our backlog contains signed agreements and letters of intent which we do not have a legal right to enforce prior to work starting. These arrangements are excluded from remaining performance obligations until work begins.